Exhibit 23.8
CONSENT OF KEEFE, BRUYETTE & WOODS, INC.
     We hereby consent to the inclusion of our letter to the Board of Directors of Community Bankers Acquisition Corp. as Appendix C to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm and such letter in such Joint Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission.
KEEFE, BRUYETTE & WOODS, INC.
New York, New York
March 11, 2008
Keefe, Bruyette & Woods • 787 Seventh Avenue • New York, NY 10019
212.887.7777 • Toll Free: 800.966.1559 • www.kbw.com